Exhibit 99.5

Aquilex Holdings LLC Enters into Agreement to Reduce Debt by $322 Million

And Increase Financial Flexibility

Agreement Supported by 100% of First Lien Lenders, 100% of Second Lien Lenders

and Approximately 92% of the Company’s Noteholders

Company Commences Exchange Offer to Implement Restructuring Transaction

Vendors to be Paid in Full in Ordinary Course; No Disruption of High-Quality Service to Customers

ATLANTA – December 23, 2011 – Aquilex Holdings LLC (“Aquilex” or the “Company”) today announced that it has reached agreement with institutions holding 100% of the Company’s first lien debt, 100% of the Company’s second lien debt and holders of approximately 92% of the Company’s outstanding 11-1/8% Senior Notes due 2016 (the “Senior Notes”) on the terms of a consensual financial restructuring transaction that would significantly reduce the Company’s debt and recapitalize the Company with a substantial amount of new equity. The Company expects that the transaction will likely be completed in late January to mid-February 2012 pursuant to a voluntary exchange offer the Company has launched today. Under the restructuring, all trade creditors would receive payment in full in the ordinary course.

“We are making strong progress in our financial restructuring efforts and are thrilled to have now received such overwhelming support prior to initiating solicitation of the transaction from institutions holding 100% of our first lien debt, 100% of our second lien debt and holders of approximately 92% of our Senior Notes for our debt reduction plan,” said Bill Varner, President and Chief Executive Officer of Aquilex. “The implementation of this plan, most likely through a voluntary exchange offer now underway, will significantly enhance Aquilex’s capital structure and our prospects for renewed growth and success. We look forward to significantly deleveraging our balance sheet, strengthening our financial flexibility and investing in the business to better serve our customers. Upon completion, this transaction will reduce our debt by 71%, or approximately $322 million, and our debt service costs will decline by 70% to approximately $12 million annually. When coupled with expected cash at closing of $16.5 million and an Exit Revolver facility of $40 million, the Company will be on a solid financial foundation.”

Mr. Varner continued, “Aquilex will continue to focus on operating our business as usual – as we have throughout this process. Our worldwide operations are expected to continue without interruption, and we remain committed to providing our customers and vendors with the highest quality services. We appreciate the ongoing support of our employees, customers, vendors and business partners, and we continue to anticipate an expeditious resolution to this process.”

Aquilex has entered into a restructuring support agreement (the “Support Agreement”) that provides for treatment of the Company’s first lien debt, second lien debt, Senior Notes and all of the equity interests of the Company in the manner described below through either a voluntary exchange offer (the “Exchange Offer”) or a prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code. The Company launched the Exchange Offer today. In conjunction with the closing of the restructuring, the Company expects that affiliates of Centerbridge Partners, L.P. would become the controlling shareholder of Aquilex.

Under the terms of the Support Agreement:

•

First lien lenders will (i) amend the Credit Agreement to provide for a restructured term loan in the amount of approximately $132.8 million that will mature in April 2016, with financial covenants reset to the Company’s current business plan, and (ii) receive a $65 million paydown;

•	Second lien lenders will convert their debt into new participating preferred equity of the reorganized Aquilex representing 10.5% of the fully diluted equity; and

•

Holders of the Senior Notes who are accredited investors will be asked to exchange their existing Senior Notes in return for their pro rata share of approximately 29.8% to 33.3% of the fully diluted equity of the reorganized Aquilex and the ability to purchase, pursuant to a rights offering in an aggregate amount of $80 million (the “Rights Offering”), their pro rata share of the new participating preferred equity of the reorganized Aquilex representing approximately 53.4% of the fully diluted equity. Non-accredited investors who owned their Senior Notes on December 23, 2011, will be offered a cash payment for their Senior Notes equal to 37.5% of the principal amount of the Senior Notes tendered to the offer, while non-accredited investors who acquired their Senior Notes after December 23, 2011, will be offered the same percentage offered to accredited investors. Holders of the Senior Notes who are accredited investors will have the option to receive cash in lieu of common equity and the Rights Offering in an amount equal to 24.8% to 27.7% of the principal amount of the Senior Notes. In addition, noteholders who are not backstopping the Rights Offering and who participate in the Exchange Offer will receive a consent fee equal to 3% of the principal amount tendered.

•	Holders of the current equity interests of the Company will have their interests cancelled.

To provide certainty to the Rights Offering being fully subscribed, the Company has entered into a Backstop Purchase Agreement with certain holders of the Company’s Senior Notes, pursuant to which these holders have agreed to fully backstop the Rights Offering. In return for this commitment, these parties will receive a fee of $3.6 million, which will be payable in new second-lien debt and which, upon closing, will be equitized into new participating preferred equity of the reorganized Aquilex, representing 2.4% of the fully diluted equity. In addition, depending on the number of noteholders electing the cash-out option, the backstop parties will receive new participating preferred equity of the reorganized Aquilex representing up to 3.5% of the fully diluted equity in return for funding such cash requirement.

The closing of the Exchange Offer is conditioned upon, among other things, a fully committed Exit Revolver with a $40 million commitment, acceptances from holders of at least 90% of the first lien debt to the amendment to the Credit Agreement, agreement from 100% of the second lien lenders to the conversion of their debt and 99% of the aggregate principal amount of Senior Notes having been validly tendered into the Exchange Offer and not withdrawn. To date, the Company has received the necessary acceptances from the first lien lenders and second lien lenders.

Mr. Varner stated, “The overwhelming support we have received from our creditor groups, prior to today’s launch of the transaction, provides us with confidence that the transaction is very likely to be consummated out-of-court.”

If the Exchange Offer conditions are not met, the Company will commence a voluntary filing under Chapter 11 of the U.S. Bankruptcy Code in order to implement the restructuring plan. Under this scenario, the Company currently expects an expeditious court process of less than 60 days and that the proceedings would not affect its customers, vendors or employees. The Company has entered into a $10 million Debtor-in-Possession financing commitment letter with Royal Bank of Canada as agent in order to finance such process, and the backstop parties providing the Rights Offering backstop have agreed to increase their investment in the participating preferred equity by an additional $5 million in the event of a Chapter 11 filing. In such a circumstance, the fully diluted equity ownership percentage will be modified to:

•	10.7% for the second lien lenders;

•	53.4% for the participants in the Rights Offering;

•	26.8% to 30.1% for the holders of the Senior Notes;

•	3.3% for the backstop parties in exchange for their additional $5 million investment;

•	Depending on the number of noteholders electing the cash-out option, up to 3.3% for the backstop parties in return for funding such cash requirement; and

•	2.4% for the backstop parties for the backstop fee.

There will be no consent fee paid in the event of a Chapter 11 filing, and in such a case the cash-out option provided to the holders of the Senior Notes will be 22.3% to 25.1% for accredited investors and 37.5% for non-accredited investors.

Rothschild Inc. is acting as financial advisor and investment banker and Richards, Layton & Finger is acting as legal advisor to Aquilex in connection with the restructuring. Alvarez & Marsal is acting as restructuring advisor to the Company.

The foregoing represents only Aquilex’s current expectations regarding its potential restructuring and is being provided in order to update Aquilex’s stakeholders on recent developments. Any potential restructuring transaction remains subject to creditor consent and additional significant conditions and uncertainties. Additional information is available in the Company’s filings with the Securities and Exchange Commission, including but not limited to its Quarterly Report on Form 10-Q for its third quarter of 2011, as filed with the SEC on November 14, 2011.

Aquilex Holdings LLC is the parent of Aquilex Corporation, a leading provider of critical maintenance, repair and industrial cleaning solutions to the energy industry. Through our divisional and branch offices in the United States, Europe and the Middle East, we provide our services to a diverse global base of over 600 customers, primarily in the oil and gas refining, chemical and petrochemical production, fossil and nuclear power generation and waste-to-energy industries.

Important Information About The Restructuring

The new securities issued pursuant to the financial restructuring transaction have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This news release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this news release a solicitation of consents to or votes to accept any Chapter 11 plan. Any solicitation or offer will only be made pursuant to an offering memorandum and disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the use of forward-looking terminology such as “expect,” “will,” “would,” “likely,” “anticipate,” “look forward,” “upon,” or the negative thereof or comparable terminology, in addition to all statements with respect to Aquilex’s expectations for the potential restructuring of Aquilex’s indebtedness and for any consents or agreements to be obtained from Aquilex’s creditors. These statements are not historical facts and represent only Aquilex’s beliefs regarding future events, and you are cautioned that Aquilex’s business, operations and any potential debt restructuring are subject to a variety of risks and uncertainties, many of which are beyond Aquilex’s control. Consequently, actual events may differ materially from those projected by any forward-looking statements. Factors that could cause actual events to differ materially from those projected include, but are not limited to, risks and uncertainties surrounding the eventual outcome of any restructuring of the Company’s debt, including but not limited to Aquilex’s ability to successfully reduce the principal amount of certain of its existing debt, obtain necessary creditor consents or court approvals for any restructuring plan and access sufficient sources of liquidity; risks and uncertainties relating to potential litigation in connection with the restructuring; and risks and uncertainties regarding any adverse effect the restructuring may have on the manner in which the Company is perceived by the markets and its creditors, customers, vendors and employees. These factors also include the risks and uncertainties described under “Item 1A. Risk Factors,” in Aquilex’s 2010 Annual Report on Form 10-K, as filed with the SEC on March 31, 2011; and under “Part II, Item 1A. Risk Factors,” and “Cautionary Statement Regarding Forward-Looking Statements,” in Aquilex’s Quarterly Report on Form 10-Q, for the third quarter of 2011, filed with the SEC on November 14, 2011. Aquilex’s forward-looking statements contained herein speak only as of the date hereof, and the Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made. If the Company does revise or update one or more forward-looking statements, you should not conclude that it will make additional revisions or updates with respect thereto or with respect to the other forward-looking statements, except as required by law.

Investor Relations:

Aquilex Holdings LLC

Jay W. Ferguson, 404-869-5221

Chief Financial Officer

or

Media:

Joele Frank, Wilkinson Brimmer Katcher

Michael Freitag / Andrew Siegel, 212-355-4449